Exhibit 11


                                    McGladrey & Pullen, LLP
                         Certified Public Accountants and Consultants



                                CONSENT OF INDEPENDENT AUDITORS



         We hereby consent to the use of our report dated December 29, 1995, on the financial statements of Lebenthal New York Municipal Bond Fund, Lebenthal New Jersey Municipal Bond Fund and Lebenthal Taxable Municipal Bond Fund, series of Lebenthal Funds, Inc. referred to therein, in Post-Effective Amendment No. 11 to the Registration Statement on Form N-1A, File No. 33-36784, of Lebenthal Funds, Inc. as filed with the Securities and Exchange Commission.

        We also consent to the reference to our Firm in the Prospectus under the caption "Selected Financial Information" and in the Statement of Additional Information under the caption "Counsel and Auditors".



                                              /s/ McGladrey & Pullen, LLP
                                              ---------------------------

New York, New York
March 21, 1996

C/M  10675.0002 351968.1